Exhibit 10.8

The form of Supplementary Agreement of Labor Contract is as follows:

Supplementary Agreement of Labor Contract

Both parties enter into this agreement after consultation for matters not mentioned in the labor contract.

Warranty of Party B

Party B had already terminated labor contract with the former employer and does not have any disputes or labor dispute. Party B should assume the responsibility if causing a loss to the former employer.

Confidential Information

     Technology and trade secret known by Party B through performing responsibility or being trained by Party A in employment period is regarded as confidential information of Party A. In order to protect Party B’s legitimate rights and interest, Party B should obey confidential rules of Party A during employment period as follows:

2.1 Party B shall not cause any confidential documents, materials or articles such as equipment, document, technical materials, and electronic information in any forms out of control of Party A, without approval from authorized department or executive officer of Party A;

2.2 Party B shall not, out of any causes, disclosure or provide confidential materials such as technology, product ingredients, training materials, customer data and company operations to competitors (herein referred to those in the same or similar industry) in the term of working or being transferred post in Party A and within two years after demission in whatever causes.

2.3 Party A’s confidential information may include without limitation, technical scheme, electronic design, manufacture method, ingredients formation, process flow, technical index, computer software, database, research and development record, technical report, test report, experiment data, test results, design, sample, model, mould, operation manual, technical document, quality information, customer list, marketing plans, procurement information, purchase price, purchase channel, pricing policy, contents of bid and tender, project team structure, expense budget, profit information, and other non-public financial materials, development strategy, program, plan, management method, flow, letters and telegram, company contacts and so on;

2.4 Where confidential rules and regulations of Party A has not relevant prescriptions or unclear prescriptions, Party B shall take necessary and reasonable measure to keep technical information, operation information or other business secret which he knows or possesses and belongs to Party A or belongs to a third party yet to which Party A undertakes confidentiality obligation as long as Party B should know that the information is confidential items;

2.5 The ownership of documents, materials, diagram, note, report, letters, fax, magnetic tape, disk, equipment or other forms of carrier bearing Party A’s confidential information record possessed or kept by Party B because of position need belongs to Party A;

2.6 Party B’s salary paid by Party A contains RMB                    Yuan as confidential fee. If Party B violates confidentiality obligation, he should pay liquidated damages RMB                   Yuan and compensate all losses for Party A.

Non-competition

3.1 Party B undertake to do his best, not to engage in other profession or jobs, not to help other units or individuals to do jobs related with the industry or position within employment period for Party A; if Party B breaches the term herein, causing a loss to Party A, he should compensate in full.

3.2 Party B warrants that he shall not assume position in the same industry or industry competed with Party A within one year after leaving the position or open or run similar business competed with Party A. If Party B breaches obligations herein, he should compensate RMB                       Yuan and return non-competition compensation to Party A.

3.3 Party A should pay non-competition compensation RMB                         Yuan per month to Party B from the first date in which Party B assume his non-competition obligation to the end of the obligation.

Intellectual Property

The intellectual property rights of inventions, works, computer software, technology or business information related to Party A’s business and finished by Party B in employment period, including working time and non-working time, belong to Party A. Party A respects creative spirit of Party B and helps him to fulfill his value.

Position commitment

If Party B is a manager of Party A, his annual pay reward, which is incentive, is calculated based on achievement of the company and individual performance, If Party B applies to terminate labor contract in advance or Party A terminates the contract in advance because of reasons of Party B, the incentive annual pay reward is cancelled because the reward period is not at maturity and without evaluation; the annual pay reward should monthly be paid retroactively until the date of Party B’s leaving when Party A terminate the contract without any proper reasons in advance.

This agreement shall come into force as from the date when both parties sign and stamp the company chop on the agreement.

This agreement has the same legal effect as the labor contract.

Execution:

Party A: the Company (company seal)

Legal Representative (or Authorized Representative):

Date:

Party B: the Employer (signature)

Date: